UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2010

PepperBall Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	001-32566	20-1978398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6142 Nancy Ridge Drive, Suite 101
San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 638-0236

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

Security Agreement

On July 9, 2010, a wholly owned subsidiary of the Registrant, PepperBall Technologies - CA, Inc., a Delaware corporation (the “Company”) entered into a Security Agreement (the “Security Agreement”) with PRIMARY FUNDING CORPORATION , A California Corporation (“PFC”) for a short term financing agreement.  The Agreement provides for up to $500,000 in factoring financing with a discount fee charged of 1% for each fifteen days an advance under the Agreement associated with an invoice is outstanding. The financing is collateralized by the Company’s assets, including accounts receivable, inventory and equipment.  The initial Agreement is for a term of six months and automatically renews for successive six months periods unless terminated by either party.  The Agreement contains customary provisions for reporting, defaults, etc.

As a condition of the Agreement becoming effective, the Company was required to obtain executed Inter-Creditor Agreements with its existing secured lenders.  As of July 27, 2010 those Inter-Creditor Agreements were obtained.

The description of the transaction set forth above is qualified in its entirety by reference to the Securities Purchase Agreement and Convertible Promissory Note, forms of which are filed with this current report as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance SheetArrangement of a Registrant

The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

10.1	Security Agreement dated July 9, 2010, between PEPPERBALL TECHNOLOGIES - CA, INC., and PRIMARY FUNDING CORPORATION.
10.2	Intercreditor Agreement entered into between James A. Simpson Foundation, J.A. & G.L. Simpson Trust, dtd May 18, 1988 (Bridge Lender) and Primary Funding Corporation.
10.3	Form of Intercreditor Agreement entered into between __________ (Investor) and Primary Funding Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepperBall Technologies, Inc.

Date: August 3, 2010	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal
Chief Financial Officer

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